UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2006

AEOLUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-50481	56-1953785
(Commission File Number)	(IRS Employer Identification No.)

23811 Inverness Place
Laguna Niguel, California 92677
(Address of Principal Executive Offices, Including Zip Code)

949-481-9825
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 14, 2006, Aeolus Pharmaceuticals, Inc. (“Aeolus”) entered into an Employment Agreement with John L. McManus under which Mr. McManus was appointed President and Chief Operating Officer of Aeolus and will perform services related to duties and responsibilities commensurate with his titles. Pursuant to the agreement, Mr. McManus will be paid $20,850 a month. Aeolus will also grant John McManus a stock option to purchase 250,000 shares of Aeolus common stock with an exercise price equal to the closing price of Aeolus’ common stock, as reported on the Over the Counter Bulletin Board, on the day of the grant, July 14, 2006. The options will vest at a rate of 20,833 per month from the grant date for twelve months, provided that John McManus is an employee or consultant of Aeolus on the applicable vesting date. In the event of a sale of Aeolus, through a merger or otherwise, all of the options shall be fully vested and immediately exercisable. In addition, the agreement provides that Mr. John McManus will be entitled to receive a cash bonus of not less than $100,000 if during the term of the agreement Aeolus enters into a definitive agreement for a development or partnership with another life sciences company for the joint development or commercialization of any of Aeolus’ owned or in-licensed patent rights or for a change of control of Aeolus, including through an acquisition or merger. The initial term of the agreement runs until June 30, 2007 unless terminated earlier. The agreement will automatically renew for additional one-year periods, unless either party gives written notice at least 90 days prior to the commencement of the next year of the agreement term, of such party’s intent not to renew the agreement. If the agreement is terminated by Aeolus for any reason other than for cause, Aeolus shall pay John McManus all payments due and owing, if any, under this agreement. On each July 14th during the term of the employment agreement, John McManus shall receive an additional stock option to purchase 250,000 shares of Aeolus common stock with an exercise price equal to the closing price of Aeolus’ common stock, as reported on the Over the Counter Bulletin Board, on the day of the grant. The additional options shall vest on the same terms set forth above. The preceding description is not complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

On July 10, 2006, Aeolus amended and restated its Consulting Agreement, dated June 16, 2005, with McManus & Company, Inc. (“M&C”) under which M&C provides services on behalf of Aeolus in certain areas, including: audit coordination, facilitation and administration; shareholder services; accounting; legal coordination; and financial statement preparation and reporting. In connection with the amendment and restatement of the agreement, Michael P. McManus, Executive Vice President of M&C, was appointed Chief Financial Officer, Treasurer and Secretary of Aeolus on July 10, 2006. Under the Consulting Agreement, M&C will be paid $25,000 per month. Aeolus will also grant Michael McManus a stock option to purchase 90,000 shares of Aeolus common stock with an exercise price equal to the closing price of Aeolus’ common stock, as reported on the Over the Counter Bulletin Board, on the day of the grant, July 10, 2006. The options will vest at a rate of 7,500 per month from the grant date for twelve months, provided that Michael McManus is an employee or consultant of Aeolus on the applicable vesting date. In the event of a sale of Aeolus, through a merger or otherwise, all of the options shall be fully vested and immediately exercisable. The agreement also provides for certain cash bonus payments to McManus & Company, Inc. in connection with the occurrence of certain events as set forth in the agreement, including a $50,000 bonus in the event of a change of control of Aeolus. The initial term of the agreement runs until June 30, 2008 unless terminated earlier. The agreement will automatically renew for additional one-year periods, unless either party gives written notice at least 90 days prior to the commencement of the next year of the agreement term, of such party’s intent not to renew the agreement. If the agreement is terminated by Aeolus for any reason other than for cause, Aeolus shall pay M&C all payments due and owing, if any, under this agreement. On each July 1st during the term of the consulting agreement, Michael McManus shall receive an additional stock option to purchase 90,000 shares of Aeolus common stock with an exercise price equal to the closing price of Aeolus’ common stock, as reported on the Over the Counter Bulletin Board, on the day of the grant. The additional options shall vest on the same terms set forth above. The preceding description is not complete and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

In addition, on July 10, 2006, the board of directors of Aeolus awarded Richard P. Burgoon, Jr., our Chief Executive Officer, a bonus of $5,719 to be used exclusively for the higher level of federal and state income and Medicare taxes payable by Mr. Burgoon for the bonus paid to Mr. Burgoon on March 31, 2006. The board of directors of Aeolus also increased the quarterly bonus payable to Mr. Burgoon by $5,282 to reflect the higher level of federal and state income and Medicare taxes payable by Mr. Burgoon. The gross quarterly bonus amount of $37,707 is used exclusively to exercise a portion of a stock option granted to Mr. Burgoon on July 12, 2005 by Aeolus ($20,833 to purchase 20,833 shares of Aeolus Common stock) and for the federal, state and Medicare taxes due on such bonus.

Item 1.02 Termination of a Material Definitive Agreement.

On July 10, 2006, in connection with the execution of the employment agreement between Aeolus and John McManus described under Item 1.01 of this Current Report on Form 8-K, Aeolus and John McManus terminated their Consulting Agreement dated June 20, 2005, under which Mr. McManus was appointed President of Aeolus and performed services related to duties and responsibilities commensurate with this title. Pursuant to the consulting agreement, John McManus was paid $10,000 per month and Aeolus granted John McManus stock options. In addition, under the consulting agreement, Aeolus awarded John McManus a cash bonus of $75,000 upon Aeolus’ execution of the definitive agreement for the equity financing completed by Aeolus in June 2006. The preceding description is not complete and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is attached as Exhibit 10.119 to the Current Report on Form 8-K filed by Aeolus on June 21, 2005.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As described under Item 1.01 above, John McManus was appointed President and Chief Operating Officer of Aeolus on July 14, 2006. Mr. McManus, age 40, has served as President of Aeolus since June 2005. In addition, Mr. John McManus has served as the President of M&C and McManus Financial Consultants, Inc. (“MFC”), which provide strategic, financial and investor relations advice to senior managements and boards of directors of public companies. He has acted as President of M&C and MFC since 1989. From 2001 to 2003, Mr. John McManus also served as Vice President, Finance and Strategic Planning of Spectrum Pharmaceuticals, Inc., where he had primary responsibility for restructuring Spectrum’s operations and finances, including the design and implementation of strategic and financial plans. Mr. John McManus received his degree in Business Administration from the University of Southern California. He is the brother of Michael McManus, Aeolus’ Chief Financial Officer, Treasurer and Secretary. A summary of the terms Mr. John McManus’ Employment Agreement with Aeolus is included under Item 1.01 above.

As set forth under Item 1.01 above, Michael McManus was appointed Chief Financial Officer, Treasurer and Secretary of Aeolus on July 10, 2006. Mr. Michael McManus, age 37, has served as Chief Accounting Officer, Treasurer and Secretary of Aeolus since June 2005. In addition, Mr. Michael McManus has served as the Executive Vice President of M&C and MFC since 1995. Prior to joining M&C, from 1991 to 1995, he worked at PricewaterhouseCoopers LLP as an audit manager for healthcare and financial services companies. Mr. Michael McManus is a retired Certified Public Accountant and holds a B.S. in Accounting from the University of Southern California. He is the brother of John McManus, Aeolus’ President and Chief Operating Officer. A summary of the terms of the Consulting Agreement between M&C and Aeolus is included under Item 1.01 above.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit #	Description
10.1	Employment Agreement dated July 14, 2006 between Aeolus Pharmaceuticals, Inc. and John L. McManus
10.2	Consulting Agreement dated July 10, 2006 between Aeolus Pharmaceuticals, Inc. and McManus & Company, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AEOLUS PHARMACEUTICALS, INC.
Date: July 14, 2006
	By:	/s/ Michael P. McManus
Michael P. McManus
Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit #	Description
10.1	Employment Agreement dated July 14, 2006 between Aeolus Pharmaceuticals, Inc. and John L. McManus
10.2	Consulting Agreement dated July 10, 2006 between Aeolus Pharmaceuticals, Inc. and McManus & Company, Inc.